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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CH2M HILL Companies, Ltd.:

        We consent to the incorporation by reference in the registration statement (No. 333-148101) on Form S-4 and in the registration statement (No. 333-113160) on Form S-8 of CH2M HILL Companies, Ltd. and subsidiaries (the Company) of our reports dated February 29, 2008, with respect to the consolidated balance sheets of CH2M HILL Companies, Ltd. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, and our report dated February 15, 2007 with respect to the consolidated balance sheet of Kaiser-Hill Company, LLC and subsidiary as of December 31, 2006, and the related consolidated statements of operations, members' equity and cash flows for each of the years ended December 31, 2006 and 2005, which reports appear in the December 31, 2007 annual report on Form 10-K of CH2M HILL Companies, Ltd. and subsidiaries.

        Our report on the consolidated financial statements of CH2M HILL Companies, Ltd. and subsidiaries refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective December 31, 2007; Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes effective January 1, 2007; SFAS No. 123(R), Share-Based Payment effective January 1, 2006; and FIN 46(R), Consolidation of Variable Interest Entities effective January 1, 2005.

Denver, Colorado
February 29, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm